UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 17, 2006 (August 12, 2006)

TELECOM COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-62236	35-2089848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suites 2412-13 Shell Tower, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong

(Address of principal executive offices)

Registrant’s telephone number, including area code (852) 2782 0983

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 12, 2006, Telecom Communications, Inc., a Delaware corporation (the “Company”) entered into a Stock Purchase Agreement (the “Deng Agreement”) with Songbin Deng, an individual in China, whereby the Company issued and sold 1,600,000 shares of the Company’s common stock for an aggregate purchase price of $496,000 to Songbin Deng.

On August 12, 2006, the Company entered into a Stock Purchase Agreement (the “Free Productions Agreement”) with Free Productions Limited, a Hong Kong corporation whereby the Company issued and sold 3,000,000 shares of the Company’s common stock for an aggregate purchase price of $930,000 to Free Productions Limited.

The foregoing summary of the terms to the Deng Agreement and the Free Productions Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Deng Agreement and the Free Productions Agreement attached hereto respectively as exhibits 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Stock Purchase Agreement, dated as of August 12, 2006, by and between Telecom Communications, Inc. and Songbin Deng.

10.2	Stock Purchase Agreement, dated as of August 12, 2006, by and between Telecom Communications, Inc. and Free Productions Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TELECOM COMMUNICATIONS, INC.

Date: August 17, 2006	By:	/s/ Tim T. Chen
Tim T. Chen
President and Chief Executive Officer